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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): April 18, 2006
                                                        (April 18, 2006)


                             TrustCo Bank Corp NY
            (Exact name of registrant as specified in its charter)


                                   New York
                (State or other jurisdiction of incorporation)


                 0-10592                               14-1630287
         (Commission File Number)           (IRS Employer Identification No.)


                 5 Sarnowski Drive, Glenville, New York 12302
             (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code: (518) 377-3311

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

TrustCo Bank Corp NY


Item 2.02.     Results of Operations and Financial Condition

               On April 18, 2006, TrustCo Bank Corp NY ("TrustCo") issued a press release with first quarter results for the period ending March 31, 2006. Attached is a copy of the press release labeled as Exhibit 99(a).


Item 9.01.     Financial Statements and Exhibits

               (c)  Exhibits

               Reg S-K Exhibit No.       Description
               -------------------       -----------
                      99(a)              Press Release dated April 18, 2006,
                                         for the period ending March 31, 2006,
                                         regarding first quarter results.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: April 18, 2006

                                         TrustCo Bank Corp NY
                                         (Registrant)




                                         By: /s/ Robert T. Cushing
                                             ---------------------
                                             Robert T. Cushing
                                             Executive Vice President and
                                             Chief Financial Officer

                                Exhibits Index

The following exhibits are filed herewith:


Reg S-K Exhibit No.      Description                                    Page
------------------       ----------------------------------------      ------
      99(a)              Press release dated April 18, 2006,           5 - 10
                         highlighting first quarter 2006 results.

TRUSTCO                                                         Exhibit 99 (a)
Bank Corp NY                                                      News Release

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5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311  Fax: (518) 381-3668

Subsidiary: Trustco Bank                                        NASDAQ -- TRST


Contact:    Robert M. Leonard
            Administrative Vice President
            (518) 381-3693


FOR IMMEDIATE RELEASE


                   TRUSTCO ANNOUNCES FIRST QUARTER RESULTS

Glenville, New York - April 18, 2006 - TrustCo Bank Corp NY (TrustCo, Nasdaq:
TRST) today announced first quarter results for 2006. Net income for the first three months of 2006 was $12.4 million, compared to $14.9 million for 2005. Diluted earnings per share were $0.164 for the first quarter compared to $0.197 for 2005. Excluding the affect of non-core income, the first quarter results indicate that TrustCo's first quarter 2006 results of $12.5 million were up slightly over 2005. These non-core income items were the result of securities transactions and the sale of real estate. Robert J. McCormick, President and Chief Executive Officer commented, "We are pleased by these core operating results and look forward to building on them for the remainder of 2006."

The first quarter of 2006 was a challenging period for the banking industry due to the flattening/inversion of the interest rate yield curve in the U.S. economy. This has resulted in there being little margin between short-term deposit and long-term lending rates. This in turn puts pressure on overall earnings. "Despite this, we maintained a steady level of core earnings in the first quarter, which is a significant accomplishment. Perhaps most important is that during these times we continue to outperform our industry peers," McCormick said.

Return on average assets and return on average shareholders' equity were 1.73% and 21.61% for the first quarter of 2006 compared to 2.13% and 26.83% for the comparable period in 2005. Mr. McCormick indicated, "Though these returns are less than the outstanding results of 2005, we expect that they will reflect extremely well when compared to other banks. For 2005, as an example, the national average for our peer group was a return on average assets of 1.06% and return on average equity of 12.23%. We are confident that our results for the first quarter will continue to rank TrustCo as one of the top performing banks nationally."


                                   - More -

TrustCo continues to show significant growth in the average balance of our loan portfolio, which increased $244.3 million or 19.5% for the first quarter of 2006 compared to 2005. This growth came from both our residential real estate and commercial loan portfolios. Furthermore, as a result of continued improvement in virtually all of TrustCo's credit quality indicators, we realized a negative provision for loan losses of $1.8 million in the first quarter of 2006 and $1.5 million in the comparable period in 2005. Also during the quarter, the average balance of deposits increased by $47.6 million. Mr. McCormick said, "We have focused considerable attention within the Company at growing the loan and deposit balances across all our markets."

During the quarter, Trustco opened four offices: three in Florida, and one in Upstate New York. Mr. McCormick commented, "Continuing our expansion plans combined with expense control will help us grow out of these challenging times."

Our Board of Directors has again declared a quarterly cash dividend of $0.16 per share, which you received in early April. This equates to an annual dividend of $0.64 per share and represents a significant return to our shareholders. Mr. McCormick said, "It continues to be our belief that excess capital should be returned to shareholders in the form of dividends. We also believe it is prudent to retain sufficient capital to support our growth goals and remain well-capitalized for regulatory purposes."

TrustCo is a $2.9 billion bank holding company and through its subsidiary, Trustco Bank, operates 82 offices in New York, Vermont, and Florida. In addition, the Bank operates a full service Trust Department. The common shares of TrustCo are traded on the Nasdaq National Market tier of the Nasdaq Stock Market under the symbol TRST.

Except for the historical information contained herein, the matters discussed in this news release and other information contained in TrustCo's Securities and Exchange Commission filings may express "forward-looking statements." Those "forward-looking statements" may involve risk and uncertainties, including statements containing future events or performance and assumptions and other statements of historical facts.

TrustCo wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Readers are advised that various risk factors, including, but not limited to: (1) credit risk, (2) interest rate risk, (3) competition, (4) changes in the regulatory environment, and (5) changes in general business and economic trends, could cause the actual results or circumstances for future periods to differ materially from those anticipated or projected in the forward-looking statements.


                                    # # #


TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)


                                                                                                Three Months Ended

                                                                                       03/31/06                      03/31/05

Summary of operations
   Net interest income (TE)                                                            $ 26,245                        25,856
   Provision (credit) for loan losses                                                    (1,800)                       (1,500)
   Net securities transactions                                                             (288)                        3,652
   Noninterest income                                                                     3,593                         3,988
   Noninterest expense                                                                   11,925                        11,232
   Net income                                                                            12,366                        14,907
   Net income less non-core operating items (Non-GAAP) (1)                               12,517                        12,478

Per common share
   Net income per share:
          - Basic                                                                       $ 0.165                         0.199
          - Diluted                                                                       0.164                         0.197
   Cash dividends                                                                         0.160                         0.150
   Tangible Book value at period end                                                       2.96                          2.99
   Market price at period end                                                             12.17                         11.49

At period end
   Full time equivalent employees                                                           530                           513
   Full service banking offices                                                              82                            75

Performance ratios
   Return on average assets                                                                1.73%                         2.13
   Return on average equity (2)                                                           21.61                         26.83
   Efficiency (3)                                                                         39.82                         40.05
   Net interest spread (TE)                                                                3.33                          3.50
   Net interest margin (TE)                                                                3.70                          3.75
   Dividend payout ratio                                                                  96.83                         75.47

Capital ratios at period end (4)
   Total equity to assets                                                                  7.99%                         7.94
   Tier 1 risk adjusted capital                                                           16.07                         17.33
   Total risk adjusted capital                                                            17.34                         18.61

Asset quality analysis at period end
   Nonperforming loans to total loans                                                      0.22%                         0.25
   Nonperforming assets to total assets                                                    0.12                          0.11
   Allowance for loan losses to total loans                                                2.88                          3.84
   Coverage ratio (5)                                                                      12.8X                         15.4


(1) Calculated as net income excluding the after-tax effect of the net gain on the sale of ORE of $20 in 2006 and $222 in 2005 (pretax gains of $34 in 2006 and $368 in 2005) and the after-tax net gain or loss from the sale of securities available for sale of $171 loss in 2006 and $2,207 gain in 2005 (pretax loss of $288 in 2006 and pretax gain of $3,652 in 2005). (Non-GAAP)

(2) Average equity excludes the effect of the market value adjustment for securities available for sale.

(3) Calculated as noninterest expense (excluding ORE income/expense and any nonrecurring charges) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions).

(4) Capital ratios exclude the effect of the market value adjustment for securities available for sale.

(5) Calculated as allowance for loan losses divided by total nonperforming loans.

TE = Taxable equivalent.


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


CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)


                                                                                03/31/06          03/31/05

ASSETS
  Loans, net                                                                 $ 1,486,047         1,216,837
  Securities available for sale                                                1,112,380           904,193
  Federal funds sold and other short-term investments                            199,469           609,086
                                                                             -----------         ---------
     Total earning assets                                                      2,797,896         2,730,116

  Cash and due from banks                                                         44,248            41,391
  Bank premises and equipment                                                     22,539            22,665
  Other assets                                                                    67,938            54,141
                                                                             -----------         ---------
     Total assets                                                            $ 2,932,621         2,848,313
                                                                             ===========         =========

LIABILITIES
  Deposits:
     Demand                                                                  $   244,377           221,978
     Interest-bearing checking                                                   294,197           322,769
     Savings                                                                     722,858           818,756
     Money market                                                                218,518           139,926
     Certificates of deposit (in denominations of $100,000 or more)              232,111           186,876
     Other time deposits                                                         867,629           807,081
                                                                             -----------         ---------
       Total deposits                                                          2,579,690         2,497,386

  Short-term borrowings                                                          100,236            75,048
  Long-term debt                                                                      80               107
  Other liabilities                                                               30,860            51,188
                                                                             -----------         ---------
     Total liabilities                                                         2,710,866         2,623,729

SHAREHOLDERS' EQUITY                                                             221,755           224,584
                                                                             -----------         ---------
     Total liabilities and
       shareholders' equity                                                  $ 2,932,621         2,848,313
                                                                             ===========         =========
Number of common shares
  outstanding, in thousands                                                       74,823            74,827



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


CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)


                                                                                Three Months Ended

                                                                             03/31/06       03/31/05

Interest income
     Loans                                                                   $ 24,351         19,982
     Investments                                                               13,866         11,100
     Federal funds sold and other short term investments                        2,492          3,803
                                                                             --------         ------
          Total interest income                                                40,709         34,885

Interest expense
     Deposits                                                                  14,419          9,630
     Borrowings                                                                   779            395
                                                                             --------         ------
          Total interest expense                                               15,198         10,025
                                                                             --------         ------
          Net interest income                                                  25,511         24,860

Provision (credit) for loan losses                                             (1,800)        (1,500)
                                                                             --------         ------
          Net interest income after
            provision (credit) for loan losses                                 27,311         26,360

Net securities transactions                                                      (288)         3,652
Noninterest income                                                              3,593          3,988
Noninterest expense                                                            11,925         11,232
                                                                             --------         ------
Income before income taxes                                                     18,691         22,768
Income tax expense                                                              6,325          7,861
                                                                             --------         ------
Net income                                                                   $ 12,366         14,907
                                                                             ========         ======

Net income per share:
          - Basic                                                            $  0.165          0.199
          - Diluted                                                          $  0.164          0.197

Avg equivalent shares outstanding, in thousands:
          - Basic                                                              74,871         74,881
          - Diluted                                                            75,263         75,486



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

CONSOLIDATED AVERAGE STATEMENTS OF FINANCIAL CONDITION
(in thousands)

                                                     Three Months Ended

                                               03/31/06              03/31/05

Total assets                                $ 2,898,342             2,842,312
Shareholders' equity                            225,030               228,538
Total loans                                   1,495,867             1,251,553
Securities available for sale                 1,099,024               874,115
Interest-earning assets                       2,819,811             2,754,905
Interest-bearing deposits                     2,311,333             2,279,234
Interest-bearing liabilities                  2,403,167             2,361,805
Demand deposits                                 241,903               226,403


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